Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52667) pertaining to the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan of our report dated May 30, 2002 with respect to the financial statements and schedules of the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 14, 2002